Exhibit 24

POWER OF ATTORNEY

Each director and executive officer of Citizens Independent Bancorp, Inc. (the “Company”) whose signature appears below hereby constitutes and appoints Ronald R. Reed and Donald P. Wood, and each of them, with full power to act without the others, his her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-1 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, rights, warrants, and common shares, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of July 26, 2013.

Signature	Title

/s/ David A. Kowalski	VP Finance (Principal Accounting and Financial Officer)
David A. Kowalski

/s/ Robert Lilley	Director
Robert Lilley

/s/ William J. Mauck	Director
William J. Mauck

/s/ Ronald R. Reed	President and CEO (Principal Executive Officer)
Ronald R. Reed

/s/ Michael Shawd	Director
Michael Shawd

/s/ Daniel Stohs	Director
Daniel Stohs

/s/ Donald P. Wood	Chairman of the Board
Donald P. Wood